                                                                    EXHIBIT 99.1

                           GALILEO INTERNATIONAL, INC.
                          YEAR ENDED DECEMBER 31, 2000
                                      INDEX


                                                                     PAGE
                                                                     ----
Independent Auditors' Report                                           2

Consolidated Balance Sheets as of December 31, 2000 and 1999           3

Consolidated Statements of Income for the years ended
December 31, 2000, 1999 and 1998                                       5

Consolidated Statements of Cash Flows for the years ended
December 31, 2000, 1999 and 1998                                       6

Consolidated Statements of Stockholders' Equity for the years
ended December 31, 2000, 1999 and 1998                                 7

Notes to Consolidated Financial Statements                             8

                          Independent Auditors' Report

The Board of Directors
Galileo International, Inc.:

We have audited the accompanying consolidated balance sheets of Galileo International, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Galileo International, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 26, 2001, except as to Note 15, which is as of February 22, 2001.



                           GALILEO INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                 December 31,
                                                          --------------------------

                                                               2000            1999
                                                               ----            ----
                        ASSETS
                        ------
Current assets:
    Cash and cash equivalents                             $     2,460    $     1,794
    Accounts receivable:
      Trade receivables and other                             178,549        166,885
      Due from affiliates                                      23,001         19,057
                                                          -----------    -----------
                                                              201,550        185,942
      Less allowances                                           9,351          7,819
                                                          -----------    -----------
    Net accounts receivable                                   192,199        178,123
    Deferred tax assets                                        17,794         15,338
    Prepaid expenses                                           18,158         13,240
    Other current assets                                       14,084         21,955
                                                          -----------    -----------
      Total current assets                                    244,695        230,450
Property and equipment, at cost:
    Land                                                        6,470          6,470
    Buildings and improvements                                 76,452         72,219
    Equipment                                                 416,406        354,686
                                                          -----------    -----------
                                                              499,328        433,375
    Less accumulated depreciation                             288,651        242,498
                                                          -----------    -----------
Net property and equipment                                    210,677        190,877
Computer software, at cost                                    480,598        430,706
    Less accumulated amortization                             320,328        269,912
                                                          -----------    -----------
Net computer software                                         160,270        160,794
Intangible assets, at cost:
    Customer lists                                            426,564        406,614
    Goodwill                                                  380,014        189,097
    Other                                                      87,214         64,167
                                                          -----------    -----------
                                                              893,792        659,878
    Less accumulated amortization                             173,580         87,742
                                                          -----------    -----------
Net intangible assets                                         720,212        572,136
Long-term investments                                          15,706         29,033
Other noncurrent assets                                       127,699         71,903
                                                          -----------    -----------
                                                          $ 1,479,259    $ 1,255,193
                                                          ===========    ===========





                                   (Continued)

          See accompanying notes to consolidated financial statements.


                                       3

                           GALILEO INTERNATIONAL, INC.
                     CONSOLIDATED BALANCE SHEETS (continued)
                        (in thousands, except share data)

                                                                 December 31,
                                                          --------------------------
                                                               2000            1999
                                                               ----            ----
             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------
Current liabilities:
    Accounts payable:
      Trade payables and other                            $    73,825    $    45,676
      Due to affiliates                                         3,088          2,358
                                                          -----------    -----------
                                                               76,913         48,034
    Accrued commissions                                        34,471         33,722
    Accrued compensation and benefits                          20,709         19,939
    Income taxes payable                                        1,234          2,785
    Other accrued liabilities                                  89,283         93,663
    Capital lease obligations, current portion                  1,638            110
    Long-term debt, current portion                           212,654        121,000
                                                          -----------    -----------
      Total current liabilities                               436,902        319,253
Pension and postretirement benefits                            79,285         68,466
Deferred tax liabilities                                       35,398         14,656
Other noncurrent liabilities                                   25,427         24,741
Capital lease obligations, less current portion                 2,619             92
Long-term debt, less current portion                          434,392        434,392
                                                          -----------    -----------
Total liabilities                                           1,014,023        861,600
Stockholders' equity:
    Special voting preferred stock:  $.01 par value;
      7 shares authorized; 3 shares issued and outstanding        ---            ---
    Preferred stock:  $.01 par value;  25,000,000 shares
      authorized; no shares issued                                ---            ---
    Common stock:   $.01 par value;   250,000,000 shares
      authorized; 105,232,696 and 105,038,035 shares issued;
      88,311,977 and 89,999,435 shares outstanding              1,052          1,050
    Additional paid-in capital                                682,988        671,615
    Retained earnings                                         357,008        368,843
    Unamortized restricted stock grants                        (1,963)        (2,761)
    Accumulated other comprehensive income                     (4,493)        (2,866)
    Common stock held in treasury, at cost:  16,920,719
      and 15,038,600 shares                                  (569,356)      (642,288)
                                                          -----------    -----------
Total stockholders' equity                                    465,236        393,593
                                                          -----------    -----------
                                                          $ 1,479,259    $ 1,255,193
                                                          ===========    ===========





          See accompanying notes to consolidated financial statements.



                                     4


                           GALILEO INTERNATIONAL, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                        (in thousands, except share data)


                                                 Year ended December 31,
                                           -------------------------------------
                                              2000         1999         1998
                                              ----         ----         ----

Revenues:
   Electronic global distribution
        services                          $ 1,561,464  $ 1,452,101   $ 1,342,705
   Information services                        81,834       74,001       138,113
                                           -----------  -----------  -----------
                                            1,643,298    1,526,102     1,480,818
Operating expenses:
   Cost of operations                         585,752      527,716       568,271
   Commissions, selling and administrative    701,447      613,617       554,509
   Special charges (Recovery of) -
        restructurings                          1,736      (11,359)       26,460
   Special charges - services agreements       19,725       83,226           ---
   Special charge - in-process research
        and development write-off               7,000          ---           ---
                                           -----------  -----------  -----------
                                            1,315,660    1,213,200     1,149,240
                                           -----------  -----------  -----------
Operating income                              327,638      312,902       331,578
Other income (expense):
   Interest expense, net                      (44,925)     (16,004)       (9,629)
   Other, net                                 (16,839)      64,374         3,532
                                           -----------  -----------  -----------
Income before income taxes                    265,874      361,272       325,481
Income taxes                                  116,985      143,064       129,867
                                           -----------  -----------  -----------
Net income                                $   148,889  $   218,208   $   195,614
                                           ===========  ===========  ===========

Weighted average shares outstanding        89,972,364   98,140,621   104,796,282
                                           ===========  ===========  ===========
Basic earnings per share                  $      1.65  $      2.22   $      1.87
                                           ===========  ===========  ===========
Diluted weighted average shares
   outstanding                             90,350,120   98,813,522   105,186,241
                                           ===========  ===========  ===========
Diluted earnings per share                $      1.65  $      2.21   $      1.86
                                           ===========  ===========  ===========

          See accompanying notes to consolidated financial statements.










                                       5

                           GALILEO INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                            Year ended December 31,
                                                      ------------------------------------
                                                         2000        1999         1998
                                                         ----        ----         ----

Operating activities:
   Net income                                          $ 148,889   $ 218,208    $ 195,614
   Adjustments to reconcile net income to
     net cash provided by operating activities:
      Depreciation and amortization                      217,651     166,299      172,537
      Loss (gain) on sale of assets                          324     (58,347)        (419)
      Impairment write-down of minority ownership
        investments                                       10,186         ---          ---
      Write-off of in-process research and development     7,000         ---          ---
      Unrealized gain on trading securities                  ---     (10,492)         ---
      Deferred income taxes, net                           4,280       6,516       (5,167)
      Changes in operating assets and liabilities, net
        of effects from acquisition of businesses:
         Accounts receivable, net                         (3,861)     (1,209)      (8,149)
         Other current assets                              8,148       3,194       (2,826)
         Noncurrent assets                               (33,919)    (18,299)     (28,428)
         Accounts payable and accrued commissions           (456)      3,111        2,903
         Accrued liabilities                              (9,871)    (13,848)      30,258
         Income taxes payable                             (1,534)     (8,794)      10,140
         Noncurrent liabilities                           16,178      (5,962)      12,615
      Other                                                2,036         798          ---
                                                      -----------  ----------  -----------
Net cash provided by operating activities                365,051     281,175      379,078

Investing activities:
   Purchase of property and equipment                    (55,498)    (84,445)     (89,442)
   Purchase and capitalization of computer software      (52,955)    (20,657)     (23,496)
   Proceeds on sale of assets                              1,441      60,470        3,750
   Acquisition of businesses, net of cash acquired in
      2000 and 1998 of $15,551 and $3,576, respectively (128,861)        ---      (50,433)
   Purchase of debt and equity securities                (32,421)    (35,290)      (5,076)
                                                      -----------  ----------  -----------
Net cash used in investing activities                   (268,294)    (79,922)    (164,697)

Financing activities:
   Borrowings under credit agreements                    190,000     574,000       49,392
   Repayments under credit agreements                    (99,000)    (88,128)    (230,004)
   Repurchase of common stock for treasury              (154,640)   (635,523)      (6,765)
   Dividends paid to stockholders                        (32,356)    (33,940)     (29,871)
   Payments of capital lease obligations                    (510)    (27,701)      (7,311)
   Other financing activities                                298       3,363          787
                                                      -----------  ----------  -----------
Net cash used in financing activities                    (96,208)   (207,929)    (223,772)
Effect of exchange rate changes on cash                      117      (1,358)        (148)
                                                      -----------  ----------  -----------
Increase (decrease) in cash and cash equivalents             666      (8,034)      (9,539)
Cash and cash equivalents at beginning of year             1,794       9,828       19,367
                                                      -----------  ----------  -----------
Cash and cash equivalents at end of year               $   2,460   $   1,794    $   9,828
                                                      ===========  ==========  ===========




          See accompanying notes to consolidated financial statements.

                                       6


                           GALILEO INTERNATIONAL, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (in thousands, except share data)


                                                Special
                                                Voting                  Additional
                                               Preferred      Common    Paid - in      Retained
                                                 Stock         Stock     Capital       Earnings
                                                 -----         -----     -------       --------

Balance at December 31, 1997                        $ -       $ 1,048   $ 663,688     $  18,832
Comprehensive income:
   Net income                                         -             -           -       195,614
   Foreign currency translation adjustments           -             -           -             -
Comprehensive income
Issuance of 97,900 shares of restricted stock         -             1       3,991             -
Amortization of restricted stock grants               -             -           -             -
Issuance of 33,150 shares of Common stock under
   employee stock option plans                        -             -         787             -
Repurchase of 169,100 shares of Common stock
   for treasury                                       -             -           -             -
Dividends paid ($0.285 per share)                     -             -           -       (29,871)
                                                -------       -------   ---------     ---------

Balance at December 31, 1998                          -         1,049     668,466       184,575
Comprehensive income:
   Net income                                         -             -           -       218,208
    Unrealized holding losses on marketable
     securities                                       -             -           -             -
    Foreign currency translation adjustments          -             -           -             -
   Other comprehensive income (loss)
Comprehensive income
Amortization of restricted stock grants               -             -           -             -
Issuance of 107,285 shares of Common stock under
   employee stock option plans                        -             1       3,149             -
Repurchase of 14,869,500 shares of Common stock
   for treasury                                       -             -           -             -
Retirement of 4 shares of Special voting preferred
   stock                                              -             -           -             -
Dividends paid ($0.345 per share)                     -             -           -       (33,940)
                                                -------       -------   ---------     ---------

Balance at December 31, 1999                          -         1,050     671,615       368,843
Comprehensive income:
   Net income                                         -             -           -       148,889
    Unrealized holding gains on marketable
     securities                                       -             -           -             -
    Reclassification adjustment for losses included
     in net income                                    -             -           -             -
    Foreign currency translation adjustments          -             -           -             -
   Other comprehensive income (loss)
Comprehensive income
Amortization of restricted stock grants               -             -           -             -
Issuance of 194,661 shares of Common stock under
   employee stock option plans                        -             2         494             -
Issuance of stock options upon acquisition of
   TRIP.com                                           -             -      10,879             -
Issuance of 5,499,630 shares of Common stock from
   treasury to acquire TRIP.com                       -             -           -      (127,917)
Issuance of 21,199 shares of Common stock from
   treasury under employee stock purchase plan        -             -           -          (451)
Repurchase of 7,402,948 shares of Common stock
   for treasury                                       -             -           -             -
Dividends paid ($0.36 per share)                      -             -           -       (32,356)
                                                -------       -------   ---------     ---------

Balance at December 31, 2000                        $ -       $ 1,052   $ 682,988     $ 357,008
                                                =======       =======   =========     =========

















                                      GALILEO INTERNATIONAL, INC.
                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (in thousands, except share data)



                                                                     Accumulated
                                                        Unamortized     Other
                                                        Restricted   Comprehensive   Treasury
                                                        Stock Grants   Income         Stock      Total
                                                        ----------   -----------   ----------------------

Balance at December 31, 1997                             $      -      $    128  $        -    $ 683,696
Comprehensive income:
   Net income                                                   -             -           -      195,614
   Foreign currency translation adjustments                     -        (1,267)          -       (1,267)
                                                                                               ----------
Comprehensive income                                                                             194,347
Issuance of 97,900 shares of restricted stock              (3,992)            -           -            -
Amortization of restricted stock grants                       433             -           -          433
Issuance of 33,150 shares of Common stock under
   employee stock option plans                                  -             -           -          787
Repurchase of 169,100 shares of Common stock
   for treasury                                                 -             -      (6,765)      (6,765)
Dividends paid ($0.285 per share)                               -             -           -      (29,871)
                                                        ----------   -----------   ---------   ----------

Balance at December 31, 1998                               (3,559)       (1,139)     (6,765)     842,627
Comprehensive income:
   Net income                                                   -             -           -      218,208
    Unrealized holding losses on marketable securities          -        (1,122)          -       (1,122)
    Foreign currency translation adjustments                    -          (605)          -         (605)
                                                                                               ----------
   Other comprehensive income (loss)                                                              (1,727)
                                                                                               ----------
Comprehensive income                                                                             216,481
Amortization of restricted stock grants                       798             -           -          798
Issuance of 107,285 shares of Common stock under
   employee stock option plans                                  -             -           -        3,150
Repurchase of 14,869,500 shares of Common stock
   for treasury                                                 -             -    (635,523)    (635,523)
Retirement of 4 shares of Special voting preferred
   stock                                                        -             -           -            -
Dividends paid ($0.345 per share)                               -             -           -      (33,940)
                                                        ----------   -----------   ---------   ----------

Balance at December 31, 1999                               (2,761)       (2,866)   (642,288)     393,593
Comprehensive income:
   Net income                                                   -             -           -      148,889
    Unrealized holding gains on marketable securities           -           686           -          686
    Reclassification adjustment for losses included in
     net income                                                 -         1,122           -        1,122
    Foreign currency translation adjustments                    -        (3,435)          -       (3,435)
                                                                                               ----------
   Other comprehensive income (loss)                                                              (1,627)
                                                                                               ----------
Comprehensive income                                                                             147,262
Amortization of restricted stock grants                       798             -           -          798
Issuance of 194,661 shares of Common stock under
   employee stock option plans                                  -             -           -          496
Issuance of stock options upon acquisition of TRIP.com          -             -           -       10,879
Issuance of 5,499,630 shares of Common stock from
   treasury to acquire TRIP.com                                 -             -     226,842       98,925
Issuance of 21,199 shares of Common stock from treasury
   under employee stock purchase plan                           -             -         730          279
Repurchase of 7,402,948 shares of Common stock
   for treasury                                                 -             -    (154,640)    (154,640)
Dividends paid ($0.36 per share)                                -             -           -      (32,356)
                                                        ----------   -----------   ---------   ----------

Balance at December 31, 2000                             $ (1,963)     $ (4,493) $ (569,356)   $ 465,236
                                                        ==========   ===========  ==========   ==========



                      See accompanying notes to consolidated financial statements.


                                       7


                           GALILEO INTERNATIONAL, INC.
                   Notes to Consolidated Financial Statements
                        (in thousands, except share data)



1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

     Galileo International, Inc. (the "Company"), incorporated in the state of Delaware, is one of the world's leading providers of electronic global distribution services for the travel industry utilizing a computerized reservation system ("CRS"). The Company provides travel agencies and other subscribers with the ability to access schedule and fare information, book reservations and issue tickets for airlines. The Company also provides subscribers with information and booking capability covering car rental companies and hotel properties throughout the world. Through its wholly owned subsidiary, Quantitude, Inc. ("Quantitude"), the Company also provides enterprise networking services to customers both in and outside of the travel industry. The Company distributes its products and services in 107 countries on six continents.

Principles of Consolidation and Business Acquisitions

     The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

     In 1999, the Company acquired a minority equity interest in TRIP.com, Inc. ("TRIP.com"), an online travel services and technology provider. On March 10, 2000, the Company purchased the remaining 81% ownership interest in TRIP.com for $214,390 in a combined cash and stock transaction. The Company paid $104,586 in cash and issued 5,499,630 shares of Common Stock, previously held in treasury, valued at $98,925. In addition, the Company converted all outstanding stock options of TRIP.com into the Company's stock options (the "Converted Options") at an estimated fair value of $10,879.

     The following unaudited pro forma financial information presents a summary of consolidated results of operations of the Company and TRIP.com as if the acquisition had occurred on January 1, 1999:

                                      Year ended December 31,
                                      -----------------------
                                         2000         1999
                                         ----         ----
          Revenues                  $ 1,645,870  $ 1,536,776
          Net income                    142,459      153,688
          Basic earnings per share         1.57         1.48
          Diluted earnings per share       1.56         1.47

     These unaudited pro forma results include adjustments for additional amortization of goodwill and other intangible assets. Additionally, the pro forma operating results include pro forma interest expense on the assumed acquisition borrowings to finance the cash portion of the TRIP.com acquisition; pro forma adjustments to the provision for income taxes to reflect the effect of non-deductible amortization of goodwill and other intangible assets; and pro forma adjustments to the weighted average shares outstanding and diluted weighted average shares outstanding used in the earnings per share calculations for the issuance of the Company's Common Stock and the dilutive effect of the Converted Options outstanding, respectively.

     The results of operations reflected in the pro forma information are not necessarily indicative of the results which would have been reported if the TRIP.com acquisition had occurred at the beginning of the periods presented, or of the future operations of the consolidated entities.

     Also during 2000, the Company acquired Terren Corporation ("Terren"), a developer of client-server software for business databases, data communications and information management, and Travel Automation Services Limited ("Galileo UK"), the Company's national distribution company ("NDC") in the United Kingdom. Terren and Galileo UK were acquired on March 8 and April 14, 2000 at purchase prices of $2,592 and $19,992, respectively. The purchase price for Terren consisted of $1,405 in cash payments and the assumption of a note payable and accrued interest totaling $1,187. The purchase price for Galileo UK consisted entirely of cash. In connection with the acquisition of Galileo UK, the Company terminated certain revenue sharing obligations in exchange for $10,051 in cash paid on the acquisition date. The related intangible asset is being amortized over 17 years. The pro forma effects of these acquisitions are not significant.

     In connection with all of the 2000 acquisitions, the Company incurred expenses of $8,378, which have been accounted for as part of the purchase prices. The Company accounted for these acquisitions using the purchase method of accounting. Accordingly, the costs of these acquisitions were allocated to the assets acquired and liabilities assumed based on their respective fair values. Goodwill and other intangible assets related to the cost of these acquisitions are being amortized over 3 to 20 years. The resulting amortization is included in cost of operations expenses. The results of operations and cash flows of TRIP.com, Terren and Galileo UK have been consolidated with those of the Company from the date of each acquisition.

     During 1998, the Company acquired a Florida-based airline information systems company, S. D. Shepherd Systems, Inc. ("Shepherd Systems") and two NDCs:
Galileo Nordiska AB ("Nordiska") and Galileo Canada Distributions Systems, Inc. ("Galileo Canada"). Nordiska, Galileo Canada and Shepherd Systems were acquired on January 1, June 1 and November 19, 1998 at purchase prices of $2,066, $34,392, and $16,740, respectively. In connection with the acquisitions, the Company also incurred expenses of $811, which have been accounted for as part of the purchase prices. The Company accounted for the acquisitions using the purchase method of accounting. Accordingly, the costs of the acquisitions were allocated to the assets acquired and liabilities assumed based on their respective fair values. Goodwill related to the cost of the acquisitions is being amortized over 10 to 25 years and is included in cost of operations expenses. The results of operations and cash flows of the acquired companies have been consolidated with those of the Company from the date of each acquisition. In connection with the acquisition of Galileo Canada, the Company incurred $34,392 of debt under a five-year term loan agreement.

Uses of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

     Certain prior-year amounts have been reclassified to conform to the 2000 presentation.

Foreign Currency Translation

     The Company uses the U.S. dollar for financial reporting purposes as substantially all of the Company's billings are in U.S. dollars. The balance sheets of the Company's foreign subsidiaries are translated into U.S. dollars using the balance sheet date exchange rate, and revenues and expenses are translated using the average exchange rate. The resulting translation gains and losses are recorded as a separate component of stockholders' equity. Foreign currency transaction gains and losses are reflected in the consolidated statements of income.

Cash and Cash Equivalents

     Cash in excess of operating requirements is invested daily in liquid, income-producing investments, having maturities of three months or less. The carrying amounts reported on the consolidated balance sheets for cash equivalents include cost and accrued interest, which approximate fair value.

Fair Value of Financial Instruments

     The carrying values of the Company's financial instruments, excluding non-marketable equity securities (as discussed in Note 6) and derivative financial instruments, are reasonable estimates of their fair value.

Allowance for Doubtful Accounts Receivable

     The allowance for doubtful accounts receivable was $9,351, $7,819, and $13,747 at December 31, 2000, 1999, and 1998, respectively. Provisions for bad debts were $5,371, $2,569, and $(3,862) for the years ended December 31, 2000, 1999, and 1998, respectively. Write-offs of uncollectible accounts were $5,948, $9,763, and $5,124 for the years ended December 31, 2000, 1999, and 1998, respectively. The 1998 provision includes a $7,548 recovery settlement related to a contractual dispute from a prior year.

Accounting for the Impairment of Long-Lived Assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an indication of a potential impairment exists, recoverability of the respective assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount, including associated intangible assets, of such operation. If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets. In determining the estimated future cash flows, the Company considers current and projected future levels of income as well as business trends, prospects and market and economic conditions.

     The carrying amount of the Company's long-lived assets at December 31, 2000 and 1999 primarily represents the original amounts invested less the recorded depreciation and amortization. Management believes the carrying amount of these investments is not impaired.

Property and Equipment

     Depreciation of property and equipment is provided on the straight-line method over the following estimated useful lives of the assets:

       Buildings and improvements                        3-31 years
       Equipment                                         3-10 years

     Depreciation expense for the years ended December 31, 2000, 1999, and 1998 was $77,979, $79,111, and $83,724, respectively.

Computer Software

     Effective January 1, 1998, the Company adopted the provisions of Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Accordingly, certain costs to develop internal-use computer software are being capitalized. Prior to 1998, the Company capitalized certain software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed." The ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including but not limited to estimated economic life and changes in software and hardware technology.

     Computer software consists principally of purchased computer software and capitalized computer software development costs. Amortization is provided on a straight-line method over estimated useful lives of 3 to 10 years. Amortization expense for the years ended December 31, 2000, 1999, and 1998 was $53,740, $49,384, and $52,688, respectively.

Intangible Assets

     Intangible assets are amortized on the straight-line method over the following useful lives:

        Customer lists                                     3-17 years
        Goodwill                                           3-25 years
        Other                                              3-17 years

     Amortization expense for the years ended December 31, 2000, 1999, and 1998 was $85,932, $37,804, and $35,692, respectively.

Investments

     The Company strategically invests in certain equity securities of technology, travel and Internet-related companies in order to strengthen its core product offerings or to enhance its technological infrastructure. The Company classifies its marketable equity securities into trading and available-for-sale categories in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's trading securities are reported at fair value with unrealized gains and losses reported in other income or expense. Available-for-sale securities are reported at fair value, with unrealized gains and losses, net of tax, recorded in stockholders' equity. Realized gains or losses, and other than temporary declines in value, if any, on equity securities are reported in other income or expense as incurred. Investments in equity securities are accounted for under the cost or equity method as appropriate under APB Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock." For non-quoted investments, the Company's policy is to regularly review the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values. The Company identifies and records impairment on these investments in privately-held companies when events and circumstances indicate that such assets might be impaired.

Revenue Recognition

     Fees are charged to airline, car rental, hotel and other travel suppliers for bookings made through the Company's CRS and are dependent upon the level and usage of functionality within the CRS at which the supplier participates. Booking fee revenue is recognized at the time the reservation is made for air bookings, at the time of pick-up for car bookings, and at the time of check-out for hotel bookings.

Research and Development

     Research  and  development  costs,   excluding   amortization  of  computer
software, are expensed as incurred and were $7,052, $6,205, and $4,786 for the years ended December 31, 2000, 1999, and 1998, respectively.

Derivative Financial Instruments

     In the normal course of business, portions of the Company's expenses are subject to fluctuations in currency values and interest rates. The Company addresses these risks through a controlled program of risk management that includes the use of derivative financial instruments. To some degree, the Company is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments, but management does not expect any counterparties to fail to meet their obligations given their high credit ratings. The Company does not hold or issue derivative financial instruments for trading purposes.

     The Company enters into foreign exchange forward contracts to manage exposure to fluctuations in foreign exchange rates related to the funding of its European and Canadian operations. The Company accounts for such contracts by recording any unrealized gains or losses in income each reporting period. At
December 31, 2000, the Company had no foreign exchange forward contracts outstanding. At December 31, 1999 and 1998, the notional principal amounts of outstanding forward contracts were $19,635 and $31,123, respectively. The fair value of outstanding forward contracts at December 31, 1999 and 1998 was $32 and $821, respectively.

     The Company has also entered into interest rate swap agreements to convert portions of its variable rate debt to fixed rate. The Company accounts for its interest rate swap agreements as a hedge of its interest rate exposure. (See
Note  8  for  further   information   regarding  the  Company's   interest  rate
agreements.)

Income Taxes

     The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings per Share

     Basic earnings per share data for the years ended December 31, 2000, 1999 and 1998 is calculated based on the weighted average shares outstanding for the period. Diluted earnings per share is calculated as if the Company had additional Common Stock outstanding from the beginning of the year or the date of grant for all dilutive stock options, net of assumed repurchased shares using the treasury stock method. This resulted in increases in the weighted average number of shares outstanding for the years ended December 31, 2000, 1999 and 1998 of 377,756, 672,901, and 389,959, respectively. At December 31, 2000, 1999 and 1998, options totaling 4,208,528,  2,051,981,  and 1,837,900,  respectively, were excluded from the calculations as their effect was antidilutive.

2.     TRANSACTIONS WITH AFFILIATES

     Airline stockholders, in aggregate, owned 64.9% of the Company's outstanding Common Stock at December 31, 1998, with only United Air Lines, Inc. ("United Airlines") and KLM deemed to be affiliates due to indirect ownership, individually, greater than 10% of the Company's outstanding Common Stock. In June 1999, the Company completed a secondary offering of its Common Stock, and also repurchased shares from an airline stockholder. As of December 31, 2000 and 1999, the percentage of the Company's outstanding Common Stock owned by airline stockholders was 27.5% and 27.0%, respectively, with only United Airlines deemed to be an affiliate. (See Note 10 for further information regarding the secondary offering and repurchase of shares by the Company.)

     The Company recognized electronic global distribution services revenues, primarily in the form of booking fees, from affiliates totaling $133,333, $138,361, and $170,346 for the years ended December 31, 2000, 1999, and 1998, respectively. The Company also received information services revenues from affiliates totaling $70,922, $65,392, and $128,839 for the years ended December 31, 2000, 1999, and 1998, respectively. Total revenues from United Airlines of $204,255, $203,753, and $269,942 were greater than 10% of the Company's revenues for the years ended December 31, 2000, 1999, and 1998, respectively.

     The Company, in the ordinary course of business, purchases services from affiliates. Services purchased from affiliates and classified within commissions, selling and administrative expenses totaled $3,669, $4,715, and $15,623 for the years ended December 31, 2000, 1999, and 1998, respectively.

     In July 1997, the Company entered into certain services agreements with airline stockholders to provide fare quotation services, internal reservation services, other internal management services and software development services. The Company will provide the fare quotation services under existing pricing arrangements for a period of approximately five years. In December 1999, the Company amended the agreement under which it provides certain of the above mentioned services to United Airlines. This amendment, which went into effect on January 1, 2000, extends the length of the agreement for an additional five years.

3.    EMPLOYEE PENSION AND OTHER POSTRETIREMENT BENEFITS

     The Company has defined benefit pension plans and other postretirement benefit plans that cover substantially all U.S. employees. Other benefits include health care benefits provided to retired U.S. employees and retiree flight benefits provided to certain former United Airlines employees. The Company has no significant postretirement health care benefit plans outside of the United States. The majority of its

U.S. employees may become eligible for these benefits if they reach normal retirement age while working for the Company.

     The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of assets for the years ending December 31, 2000 and 1999, and a statement of the funded status as of December 31, 2000 and 1999:


                                             Pension Benefits           Other Benefits
                                             ----------------           --------------
                                             2000        1999          2000        1999
                                             ----        ----          ----        ----

RECONCILIATION OF BENEFIT OBLIGATIOn
Obligation at January 1                   $ 114,693    $ 113,430     $ 42,647    $ 43,416
Service cost                                  7,861        8,101        2,036       2,189
Interest cost                                 9,911        8,321        3,785       3,067
Actuarial loss (gain)                        10,542      (13,203)       6,406      (5,594)
Benefit payments                             (3,735)      (1,956)        (763)       (431)
                                          ---------    ---------     --------    --------
Obligation at December 31                 $ 139,272    $ 114,693     $ 54,111    $ 42,647
                                          =========    =========     ========    ========

RECONCILIATION OF FAIR VALUE OF PLAN ASSETS

Fair value of plan assets at January 1    $ 118,897     $ 99,757     $      -    $      -
Actual return on plan assets                 (7,186)      21,078            -           -
Employer contributions                          190           18          763         431
Benefit payments                             (3,735)      (1,956)        (763)       (431)
                                          ---------    ---------     --------    --------
Fair value of plan assets at December 31  $ 108,166    $ 118,897     $      -    $      -
                                          =========    =========     ========    ========

FUNDED STATUS

Funded status at December 31              $ (31,106)     $ 4,204    $ (54,111)  $ (42,647)
Unrecognized transition obligation            1,741        1,990            -           -
Unrecognized prior-service cost               1,797        2,379       (1,077)     (1,227)
Unrecognized (gain) loss                     (1,946)     (32,121)       5,469        (937)
                                          ---------    ---------     --------    --------
Net amount recognized                     $ (29,514)   $ (23,548)   $ (49,719)  $ (44,811)
                                          =========    =========     ========    ========


     The following table provides the amounts recognized in the consolidated balance sheets as of December 31, 2000 and 1999:

                                   Pension Benefits       Other Benefits
                                   ----------------       --------------
                                    2000       1999       2000       1999
                                    ----       ----       ----       ----

Accrued benefit liability        $ (29,514) $ (23,548) $ (49,719) $ (44,811)
Additional minimum liability           (51)      (107)         -          -
Intangible asset                        51        107          -          -
                                 ---------  ---------  ---------  ---------
Net amount recognized            $ (29,514) $ (23,548) $ (49,719) $ (44,811)
                                 =========  =========  =========  =========


     The Company's nonqualified pension plan was the only pension plan with an accumulated benefit obligation in excess of plan assets. The plan's accumulated benefit obligation was $1,142 and $900 at December 31, 2000 and 1999, respectively. There are no plan assets in the nonqualified plan due to the nature of the plan. The Company's plans for postretirement benefits other than pensions also have no plan assets. The aggregate benefit obligation for those plans was $54,111 and $42,647 as of December 31, 2000 and 1999, respectively.

     The following table provides the components of net periodic benefit cost for the plans for years ended December 31, 2000, 1999, and 1998:

                                          Pension Benefits                Other Benefits
                                          ----------------                --------------
                                      2000      1999      1998       2000      1999      1998
                                      ----      ----      ----       ----      ----      ----

Service cost                        $ 7,861   $ 8,101   $ 6,964    $ 2,036   $ 2,189   $ 1,910
Interest cost                         9,911     8,321     7,178      3,785     3,067     2,733
Expected return on plan assets      (11,165)   (9,376)   (7,500)         -         -         -
Amortization of transition
   obligation                           249       249       249          -         -         -
Amortization of prior-service cost      582       582       582       (150)     (150)     (259)
Amortization of net loss (gain)      (1,281)       21        16          -        41         -
                                    -------   -------   -------    -------   -------   -------
Net periodic benefit cost           $ 6,157   $ 7,898   $ 7,489    $ 5,671   $ 5,147   $ 4,384
                                    =======   =======   =======    =======   =======   =======


     The prior-service costs are amortized on a straight-line basis over the average remaining service period of active participants. Gains and losses in excess of 10% of the greater of the benefit obligation and the market-related value of assets are amortized over the average remaining service period of active participants.

     The assumptions used in the measurement of the Company's benefit obligation are shown in the following table:

                                      Pension Benefits        Other Benefits
                                      ----------------        --------------
                                       2000       1999       2000       1999
                                       ----       ----       ----       ----

Weighted average assumptions
 as of December 31:
   Discount rate                       7.50%      7.75%      7.50%      7.75%
   Expected return on plan assets      9.50%      9.50%        N/A        N/A
   Rate of compensation increase       4.50%      4.75%        N/A        N/A


     The health care trend rate used to determine the accumulated postretirement benefit obligation was 10% for 2000, decreasing by 1% each year until reaching 4% for the year 2006 and beyond.

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in assumed health care cost trend rates would have the following effects:

                                                        1% Increase  1% Decrease
                                                        -----------  -----------
Effect on total of service and interest cost components
of net periodic postretirement health care benefit cost  $   240     $ (212)

Effect on the health care component of the accumulated
postretirement benefit obligation                          1,990     (1,848)

     The Company has a defined contribution pension plan covering a majority of the United Kingdom employees which requires the Company to annually contribute approximately 10% of eligible employee compensation on behalf of each participant. The Company's contributions to the plan were $1,007, $1,661, and $2,319 during the years ended December 31, 2000, 1999, and 1998, respectively.

     The Company offers its U.S.-based employees a 401(k) savings plan. Employees can elect to contribute pretax earnings, as limited by the Internal Revenue Code, to their account and can determine how the money is invested from a selection of options offered by the Company. The Company's contributions, matching participating employees' contributions up to a designated level, were $2,972, $2,818, and $2,705 during the years ended December 31, 2000, 1999, and 1998, respectively.

4.    SPECIAL CHARGES

     (See Note 9 for discussion of the special charges related to the services agreements.)

     The Company recorded a special charge of $1,736 ($972 after tax) during the year ended December 31, 2000 related to the integration of Galileo UK into the Company's operations. The special charge was comprised of $1,457 in severance costs  related  to the  termination  of 29  employees,  and  $279 in  facilities expenses. As of December 31, 2000, $620 of severance related costs have been paid and charged against the liability and 15 employees have been terminated. The estimated remaining liability at December 31, 2000 related to the integration of Galileo UK was $1,139 and is included in the accompanying consolidated balance sheet.

     The Company recorded a special charge of $7,000 (non-tax deductible) during the year ended December 31, 2000 to write off in-process research and development costs related to the acquisition of TRIP.com.

     The Company recorded special charges of $26,460 ($15,902 after tax) during the year ended December 31, 1998 related to a strategic realignment of the Company's operations in the United Kingdom and, to a lesser degree, other realignments within the Company. These special charges were comprised primarily of $15,025 in severance costs related to the termination of 399 employees, primarily in the development and marketing groups, and $11,435 of other costs, principally related to the closing of the remaining Swindon, U.K. facilities. As of December 31, 2000, $16,202 of severance costs have been paid and charged against the liability and 373 employees have been terminated. The realignment activities have been completed as of December 31, 2000. Also related to the closing of Swindon, U.K. facilities, in 1993 the Company, formerly Covia Partnership, combined with The Galileo Company Ltd. and consolidated its two data center facilities resulting in the closing of the Swindon, U.K. data center. In connection therewith, the estimated cost of the consolidation was charged to expense. During 1999, the Company was successful in assigning a Swindon, U.K. facility lease at market rates, resulting in recognition of an $11,359 one-time recovery of previously reserved facilities expenses. At December 31, 2000 and 1999, the estimated remaining liabilities for all of the above-mentioned restructuring activities, principally related to facility closure costs, were $6,990 and $10,220, respectively, and are included in the accompanying consolidated balance sheets.

5.   INCOME TAXES

     For financial reporting purposes, income before income taxes includes the following components:

                                           2000       1999       1998
                                        ---------- ---------- ----------

Domestic operations                     $ 252,318  $ 353,208  $ 317,862
Foreign operations                         13,556      8,064      7,619
                                        ---------- ---------- ----------
Total income before income taxes        $ 265,874  $ 361,272  $ 325,481
                                        ========== ========== ==========



     The provisions for income taxes consist of the following:

                                                 2000        1999       1998
                                              ---------   ---------   ---------
Current taxes:
    Federal                                   $  97,820   $ 117,167   $ 112,799
    State                                        12,441      18,582      20,803
    Foreign                                       2,444         799       1,432
                                              ---------   ---------   ---------
      Total                                     112,705     136,548     135,034
Deferred taxes:
    Federal                                       6,182       5,542      (3,834)
    State                                        (1,902)        974      (1,333)
                                              ---------   ---------   ---------
      Total                                       4,280       6,516      (5,167)
                                              ---------   ---------   ---------
Provision for income taxes                    $ 116,985   $ 143,064   $ 129,867
                                              =========   =========   =========

     Deferred tax assets (liabilities) are comprised of the following at December 31, 2000 and 1999:

                                                 2000        1999
                                                --------   ---------
Current:
    Productivity payments                      $  8,110    $  7,598
    Bad debt reserves                             2,725       2,364
    Compensation accruals                         1,616         458
    Special charges                                   -         392
    Other                                         5,343       4,526
                                               --------    --------
                                               $ 17,794    $ 15,338
                                               ========    ========

Noncurrent:
    Software amortization                     $ (49,766)  $ (57,375)
    Other liabilities                           (26,693)     (8,999)
    Rights agreements                           (13,122)     (6,248)
    Postretirement medical and pension accruals  30,911      26,681
    Services agreements                          11,101      10,619
    Other assets                                  5,084       4,024
    Depreciation                                  4,353      14,348
    Facilities reserves                           2,734       2,294
                                                --------   ---------
                                              $ (35,398)  $ (14,656)
                                              ==========  ==========



     The following table reconciles the U.S. statutory rate with the effective rate for the years ended December 31, 2000, 1999, and 1998:

                                                             2000       1999       1998
                                                           ---------  ---------  --------
Tax at U.S. federal income tax rate                       $  93,056   $ 126,445  $ 113,918
Increase (decrease) in taxes resulting from:
    State income taxes, net of U.S. federal income
      tax benefit                                             6,851      12,711     13,522
    Amortization of excess of cost over net assets
      acquired and related purchase accounting adjustments   15,721       2,111      2,111
    Tax effect of non-deductible expenses                     2,957         373        344
    Foreign and U.S. tax effects attributable to
      foreign operations                                      1,533       1,792        323
    Other                                                    (3,133)       (368)      (351)
                                                          ---------   ---------  ---------
Taxes on income at effective rate                         $ 116,985   $ 143,064  $ 129,867
                                                          =========   =========  =========



     Undistributed earnings of the Company's corporate foreign subsidiaries amounted to approximately $3,931 and $3,237 at December 31, 2000 and 1999, respectively. Those earnings are considered to be indefinitely reinvested, and accordingly, no provision for U.S. federal and state income taxes and foreign withholding taxes have been made. Upon distribution of those earnings, the
Company would be subject to U.S. income taxes (subject to a reduction for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable; however, unrecognized foreign tax credit carryovers would be available to reduce some portion of the U.S. liability. Withholding taxes of approximately $381 and $314 would be payable upon remittance of all previously unremitted earnings at December 31, 2000 and 1999, respectively.

6.    INVESTMENTS

     Investments in equity securities at December 31, 2000 and December 31, 1999 are as follows:

                                                December 31, 2000
                                      ---------------------------------------
                                                    Gross Unrealized
                                      Amortized     ----------------     Fair
                                        Cost       Gains    (Losses)    Value
                                      ---------    -----   ----------   -----

Marketable equity securities:
    Available-for-sale securities      $  1,334    $ 1,125  $     -    $ 2,459
                                        -------   --------   -------   --------
Total marketable securities               1,334    $ 1,125  $     -    $ 2,459
                                                   =======   =======   =======
Other equity securities                  15,567
                                        -------
Total                                  $ 16,901
                                       ========


                                                December 31, 1999
                                      ---------------------------------------
                                                    Gross Unrealized
                                      Amortized     ----------------     Fair
                                        Cost       Gains    (Losses)    Value
                                      ---------    -----   ----------   -----

Marketable equity securities:
    Trading securities                 $  1,000   $ 10,492  $      -   $ 11,492
    Available-for-sale securities         3,274          -    (1,838)     1,436
                                        -------   --------   -------   --------
Total marketable securities               4,274   $ 10,492  $ (1,838)  $ 12,928
                                                   =======   =======   ========
Other equity securities                  27,597
                                        -------
Total                                  $ 31,871
                                       ========


     At December 31, 2000, all of the Company's marketable equity securities are classified as available-for-sale. Of these investments, $2,320 is included in other current assets, and $139 is included in long-term investments.

     In December 2000, the Company recorded impairment charges of $10,186 to write down certain of the Company's investments in technology and travel related companies to estimated fair value. The write-downs consisted of $3,135 for one of the Company's marketable equity investments and $7,051 for several non-marketable equity investments. The estimated fair values established for the non-marketable investments were determined by using management's estimates of the net proceeds the Company expects to recover upon the eventual disposition of the investments. The decline in the estimated fair values of these investments was considered to be other than temporary.

     In December 1999, the Company entered into an agreement to sell its entire equity investment in Stamps.com for $11,492. This investment was classified as trading at December 31, 1999 and was included in other current assets. The remaining marketable equity securities were classified as available-for-sale and were included in long-term investments at December 31, 1999.

     Unrealized holding gains of $686 (net of deferred taxes of $439) and unrealized holding losses of $1,122 (net of deferred taxes of $716) on available-for-sale securities were included in accumulated other comprehensive income in 2000 and 1999, respectively. Unrealized gains of $10,492 on trading securities were included in earnings in 1999 related to the Stamps.com investment. The Company completed the sale of its entire equity investment in Stamps.com for $11,492 in January 2000. There were no other sales of marketable equity securities in 2000 or 1999.

     Other equity securities represent non-marketable securities that are restricted or not publicly traded. These securities are included in long-term investments. Included in this category are non-marketable depository certificates representing beneficial ownership of common stock of Equant N.V. ("Equant"), a telecommunications company affiliated with Societe Internationale de Telecommunications Aeronautiques ("SITA"). In July 1999, SITA notified the Company of a reallocation of depository certificates among SITA members. Due to the Company's higher usage of the SITA network over the four years ended December 31, 1998, the Company received 708,335 additional depository certificates. In connection with secondary offerings of Equant common stock in 1999, the Company liquidated 696,151 of these certificates. The Company received proceeds of $58,725 from these transactions, resulting in gains of $58,574. In November 2000, Equant announced a planned merger with France Telecom's Global One business. In connection with this planned merger, the SITA Foundation signed an agreement to exchange all of its Equant shares for France Telecom shares. As a result, each of the Company's depository certificates are expected to represent the right to receive the economic benefit of approximately .4545 France Telecom shares. France Telecom is listed on the New York Stock Exchange under the ticker: FTE. This merger is expected to be completed by June 30, 2001, at which time the Company will have the option to participate in an orderly resale process. As of December 31, 2000 and 1999, the Company owned 1,106,564 of these depository certificates. The Company's carrying value of these depository certificates was nominal at December 31, 2000 and 1999.

7.    LEASES AND COMMITMENTS

     The Company leases various office facilities and equipment under operating leases with remaining terms of up to 23 years. Rental expense under operating leases was $22,778, $22,806, and $25,756 for the years ended December 31, 2000, 1999, and 1998, respectively.

     The Company also leases data processing equipment under capital leases. Equipment, at cost, includes $8,906, $4,819, and $26,027 relating to capital leases at December 31, 2000, 1999, and 1998, respectively. Accumulated depreciation includes $4,559, $4,613, and $21,842 relating to capital leases at December 31, 2000, 1999, and 1998, respectively, with lease amortization included in depreciation expense.

     Future minimum lease payments under capital leases and noncancelable operating leases at December 31, 2000 are as follows:

                                                      Capital      Operating
                                                    ------------  ------------
2001                                                    $ 1,778     $  24,758
2002                                                      1,667        19,112
2003                                                      1,042        16,946
2004                                                          -        13,334
2005                                                          -         9,377
Thereafter                                                    -        60,857
                                                    ------------  ------------
Total minimum lease payments                              4,487       144,384
Less sublease income                                          -       (12,314)
                                                                  ------------
Net rental payments                                                 $ 132,070
                                                                  ============
Less amount representing interest                          (230)
                                                    ------------
Present value of future minimum lease payments            4,257
Current portion of present value of future
  minimum lease payments                                  1,638
                                                    ------------
Long-term portion of present value of future
  minimum lease payments                                $ 2,619
                                                    ============

8.    LONG-TERM DEBT

     Outstanding long-term debt consists of the following at December 31, 2000 and 1999:

                                                        2000         1999
                                                     ------------ ------------
Five-year credit agreement                             $ 400,000    $ 400,000
16-month credit agreement                                212,000            -
Term loan                                                 34,392       34,392
364-day credit agreement                                       -      121,000
Other                                                        654            -
                                                     ------------ ------------
                                                         647,046      555,392
Less current portion of long-term debt                   212,654      121,000
                                                     ------------ ------------
Long-term debt                                         $ 434,392    $ 434,392
                                                     ============ ============



     The Company is party to a $400,000 five-year credit agreement and a $500,000 16-month credit agreement (collectively, the "Credit Agreements") with a group of banks. In March 2000, the Company entered into a $200,000 16-month credit agreement, which was partially utilized to fund the acquisition of the remaining ownership interest in TRIP.com. In April 2000, the Company entered into the new $500,000 credit agreement that expires in July 2001. This new $500,000 16-month credit agreement replaces the $200,000 16-month credit agreement entered into in March 2000 and the $200,000 364-day credit agreement that was due to expire in July 2000. Facility fees range from 10.0 to 22.5 basis points under each of the Credit Agreements. Interest on the borrowings may be either Base Rate, CD Rate or LIBOR based. At December 31, 2000, the nominal interest rate for loans outstanding under the Credit Agreements was 7.2%.

     On June 5, 1998, in connection with the acquisition of Galileo Canada, the Company incurred $34,392 of debt under a five-year term loan agreement (the "Term Loan"). In addition, on June 5, 1998, the Company entered into an interest rate swap agreement for a notional amount of $34,392 to fix the effective interest rate of the Term Loan until maturity in June 2003, subject to pricing adjustments based on changes in certain financial ratios of the Company. At December 31, 2000, the notional interest rate on the Term Loan was 7.11% and the effective interest rate was 6.30%. The Term Loan requires quarterly interest payments throughout the five-year term.

     On March 8, 2000, in connection with the acquisition of Terren, the Company assumed a $1,131 note payable (the "Terren Note") due in two installments, and $56 of accrued interest. The first installment was paid with accrued interest in July 2000. A final payment of $654 plus accrued interest is due July 31, 2001. The Terren Note carries an interest rate of 7%. The outstanding balance on the note as of December 31, 2000 was $654.

     At December 31, 2000, borrowings totaled $400,000 under the five-year credit agreement with no required repayments until maturity in July 2002, and $212,000 under the 16-month credit agreement with required payment in entirety in July 2001. The outstanding balance on the Term Loan was $34,392, with no required repayments until maturity in June 2003. Under the Credit Agreements and the Term Loan, the Company is required to maintain certain financial ratios and is restricted from paying dividends and repurchasing its Common Stock above certain thresholds.

     The Company has entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its outstanding borrowings. At December 31, 2000 and 1999, the Company had an outstanding interest rate swap agreement having a total notional value of $34,392, with fixed interest rates averaging 5.87% for both years. The fair value of the outstanding swap agreement at December 31, 2000 and 1999 was $(77) and $999, respectively. For the years ended December 31, 2000, 1999, and 1998, the effective interest rate on the Company's outstanding debt under the Credit Agreements was 6.92%, 5.89%, and 5.89%, respectively.

     Total interest, including interest under capital leases, of $49,639, $17,528, and $11,876 was incurred for the years ended December 31, 2000, 1999, and 1998, respectively.

9.    COMMITMENTS & CONTINGENCIES

     The Company's wholly owned subsidiaries, Galileo International, L.L.C. ("GILLC") and Apollo Galileo USA Partnership ("Apollo"), as well as United Airlines and one of its subsidiaries, are defendants in a lawsuit captioned Osband, et al. v. United Air Lines, Inc., et al. The lawsuit, which was filed on March 1, 1996 in the District Court for Arapahoe County, Colorado, currently consists of 99 plaintiffs, all of whom were employed by United Airlines prior to 1988, and were subsequently employed by the United Airlines subsidiary, one of the Company's predecessors, and GILLC or Apollo since that time. The plaintiffs allege that the defendants promised the plaintiffs that they would receive lifetime flight benefits at a level equivalent to the flight benefits that United Airlines provides to its employees. The plaintiffs brought claims for specific performance and injunctive relief seeking reinstatement of their benefits and damages under theories of breach of contract, promissory estoppel and breach of express covenant of good faith and fair dealing. After defeating the plaintiffs' motion for preliminary injunction, the trial court granted the defendants' Motion to Dismiss for Lack of Subject Matter Jurisdiction on the ground that all issues relating to free passes granted by common carriers where they are adjuncts to employees are preempted by federal law. On appeal, the Court of Appeals upheld the dismissal of the plaintiffs' promissory estoppel claim as preempted by federal law, but reversed and remanded to the trial court on the plaintiffs' other claims. The claims of six of the 99 plaintiffs were tried before a jury in a five-week trial commencing October 30, 2000. The jury returned a verdict in favor of the plaintiffs in the total amount of $3,270, an aggregate of $710 of which the jury found GILLC and Apollo liable for. Post-trial motions have been filed and are pending. The Company intends to appeal the verdict, which has been certified as a final judgment. The Court has requested the parties brief the issue of whether the verdict for the six plaintiffs should be a liability finding in favor of the remaining 93 plaintiffs. The Company continues to dispute the plaintiffs' claims and intends to defend the lawsuit vigorously.

     The Company is a party in various other suits and claims that arise in the ordinary course of business. Management currently believes that the ultimate disposition of these matters, including the matter described above, will not have a material adverse effect on the Company's consolidated financial position, liquidity or results of operations.

     In connection with NDC acquisitions in 1997 of Apollo Travel Services Partnership ("ATS"), Traviswiss AG ("Traviswiss") and Galileo Nederland BV ("Galileo Nederland") and the 1998 acquisition of Galileo Canada, the Company entered into agreements (the "Services Agreements") with United Airlines, US Airways, Air Canada, SAirGroup, and KLM (collectively, the "Service Providers") to provide certain marketing services to the Company. During the sixth year (eighth year for a portion of Galileo Canada) following the effective date of the Services Agreements, the Company is contractually required to pay the Service Providers a fee of up to $232,000 (on a present value basis as of the date of the agreements), contingent upon improvements in the Company's airline booking fee revenue in the seller's respective territories over the five-year period immediately following the acquisitions, as measured by the annual price increase rate and over the five-year period (seven-year period in the case of Galileo Canada) immediately following the acquisitions, as measured by the annual air segment growth rate.

     On December 30, 1999, the Company was released by United Airlines from the price increase obligation under the Services Agreement between the two companies. In turn, GIO Services, L.L.C. ("GIO Services"), a qualified special-purpose  entity,  was  created  to assume the  liability  and pay United
Airlines in July 2002. The Company contributed $97,325 of assets to GIO Services. These assets are projected to yield cash proceeds on the payment date at least equal to the maximum amount owed. The Company recorded a special charge of $83,226 related to this transaction. During 2000, the Company reassessed the future benefit of the services provided by US Airways under the Services Agreement between the two companies. As a result, the Company recorded a special charge of $19,725 and transferred $27,157 to GIO Services to provide for payment of the price-related obligation to US Airways in July 2002. The activities of GIO Services are strictly limited to payment of these Services Agreement obligations. As a result of these transactions, the Company has no further payment obligations to United Airlines and US Airways related to booking fee price increases under the Services Agreements.

     For the remainder of the ATS services agreement and all other Services Agreements, the Company continues to estimate the probable future liabilities based on an evaluation of the likelihood that the revenue goals required under the terms of these agreements will be met. The Company ratably records these liabilities over the remaining contract periods. The Company does not expect to incur any liability related to the air segment growth component of the ATS, Traviswiss, or Galileo Canada Services Agreements. At December 31, 2000 and 1999, the estimated liability related to the Services Agreements was $18,578 and $13,874, respectively, and is included in other noncurrent liabilities in the accompanying consolidated balance sheets.

     In connection with the 1998 acquisition of Shepherd Systems, the Company is contractually required to make additional payments up to an aggregate of $5,040 due ratably over five years, based on a calculation of the relevant calendar year's annual cash flow of Shepherd Systems. Accordingly, in 1998 the Company recorded a contingent liability for the additional payments which was accounted for as part of the purchase price. At December 31, 1999 the liability related to these payments was included in other noncurrent liabilities. During 2000, based upon an analysis of Shepherd Systems' historical and projected cash flow  results,  the Company  determined  that no payments will be required.
Accordingly, the contingent liability was written off against the acquisition-related goodwill of Shepherd Systems.

10.   STOCKHOLDERS' EQUITY

Common Stock

     Each share of Common Stock entitles the holder thereof to one vote in elections of independent and management directors and all other matters submitted to a vote of stockholders. Each share also has an equal and ratable right to receive dividends paid from the Company's assets, when and if declared by the Board of Directors.

Special Voting Preferred Stock

     The Company's Special Voting Preferred Stock (the "Special Preferred") permits, under certain circumstances, each holder of a share of Special Preferred to elect one director to the Company's Board of Directors, provided certain Common Stock ownership thresholds are met. The Special Preferred shares do not provide the holder with any further stockholder voting privileges nor does the holder receive dividends on such shares. In the event of liquidation, dissolution or winding-up of the Company, holders of the Special Preferred are entitled to $100 per share, but holders are not entitled to any further payment. Substantial restrictions exist as to the transferability of the Special Preferred shares by the holders.

Preferred Stock

     The Board of Directors of the Company is authorized, without further stockholder action, to divide any or all shares of its authorized Preferred Stock into one or more series and to fix and determine the rights and qualifications, limitations or restrictions thereon of each such series, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion or exchange privileges.

Common Stock Held in Treasury

     During 2000, the Board of Directors of the Company authorized an additional $250,000 share repurchase program. The Company began purchasing shares under this program after completion of a $750,000 program which had been authorized in 1999. Repurchased shares are held in treasury for the purpose of providing available shares for possible resale in future public or private offerings, and for other general corporate purposes. The purchases are funded through the Company's available working capital and borrowing facilities. The amount, timing and price of any repurchases of the Company's Common Stock depends on market conditions and other factors. The Company repurchased a total of 7,402,948 and 14,869,500 of its shares at a cost of $154,640 and $635,523 during the years ended December 31, 2000 and 1999, respectively.

     Also during 2000, the Company issued 5,499,630 shares of Common Stock, previously held in treasury, in connection with its acquisition of TRIP.com. These treasury shares had a fair value of $98,925 and an accumulated cost of $226,842. As of December 31, 2000 and 1999, the Company held a total of 16,920,719 and 15,038,600 shares in treasury, respectively.

Stock-Based Compensation

     During 1999, the Company adopted the 1999 Equity and Performance Incentive Plan (the "1999 Plan") to attract and retain officers and other key employees of the Company and to award such persons with incentives and rewards for superior performance. The 1999 Plan provides for the grant of Common Stock in the form of stock options, stock appreciation rights, stock awards or such other forms as determined to be consistent with the purposes of the 1999 Plan. The 1999 Plan superceded and replaced the 1997 Stock Incentive Plan. Options outstanding under these two plans have been granted at prices which are either equal to or above the market value of the stock on the date of the grant, vest over a three- or five-year period, and expire nine or ten years after the grant date.

     An aggregate of 13,000,000 shares of Common Stock are reserved for issuance under the 1999 Plan. The number of shares available for issuance under the 1999 Plan may be adjusted in the event of changes in the Company's capital structure. Shares issued pursuant to the 1999 Plan may be authorized but unissued shares, treasury shares or any combination thereof.

     The Company also adopted the 1997 Non-Employee Director Stock Plan (the "Director Plan") to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board of Directors. The Director Plan authorizes awards of options, based on the director's term, which generally vest six months after the date of grant, have an exercise price equal to the fair market value at the date of grant, and expire ten years from date of grant. Directors who are employees of an airline stockholder (or the airline stockholder at the option of the airline stockholder) will receive, in lieu of such options, a cash payment equal to the value of the option calculated on the basis of the Black-Scholes option valuation model. An aggregate of 500,000 shares of Common Stock are reserved for issuance under the Director Plan.

     In connection with its acquisition of TRIP.com, in March 2000 the Company converted existing options to acquire 1,244,725 shares of TRIP.com common stock into 1,073,331 options to acquire Common Stock of the Company. The Converted Options were granted with exercise prices ranging from $0.16 to $19.71 and had a weighted average remaining vesting period of 3.25 years. On the date of grant, the Converted Options had an estimated aggregate fair value of $10,879 which was recorded as part of the purchase price of the TRIP.com acquisition. The estimated fair value was obtained by using the Black-Scholes option pricing model with the following assumptions: expected term of 4.25 years, expected volatility of 40.0%, expected dividend yield of 1.0%, and a risk-free interest rate of 6.0%. The Company's Common Stock had an approximate market value of $18.00 per share on the date the Converted Options were granted.

     During 2000, the Company adopted the Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan provides eligible employees with the opportunity to purchase shares of Common Stock at a 15% discount from fair market value pursuant to a payroll deduction program, based on offering periods consisting of each calendar quarter. The number of shares of Common Stock available for issuance under the Stock Purchase Plan is 500,000 and may be authorized but unissued shares, treasury shares or any combination thereof. As of December 31, 2000, the Company had issued 21,199 shares of Common Stock under the Stock Purchase Plan.

     During 1998, the Company's Board of Directors approved the issuance of 97,900 shares of restricted Common Stock to the Company's President and Chief Executive Officer. Half of these shares vest in equal installments over a five-year period from the date of grant and the remaining shares vest in equal installments over a four-year period beginning one year from the date of grant. During 2000, vested shares of restricted stock totaling 31,818 were converted into an equal number of shares of Common Stock.

During 2000, 1999, and 1998, $798, $798, and $433, respectively, of compensation cost for restricted shares was recognized in the consolidated financial statements.

     During 2000, 1999, and 1998, stock appreciation rights totaling 47,600, 1,500, and 34,550, respectively, were granted under the 1999 and 1997 Plans. The weighted average fair value on the grant date for the stock appreciation rights granted in 2000, 1999 and 1998 were $10.35, $11.75 and $14.54. Compensation cost for stock appreciation rights of zero, $(53), and $57 was recognized in the consolidated financial statements for the years ended December 31, 2000, 1999, and 1998, respectively.

     Stock option activity during 2000, 1999, and 1998 is as follows (number of shares in thousands):

                                                2000                     1999                     1998
                                        ----------------------  ----------------------   -----------------------
                                        Number     Weighted     Number      Weighted     Number      Weighted
                                          of       Average        of        Average        of        Average
                                        Shares  Exercise Price  Shares  Exercise Price   Shares   Exercise Price
                                        ------  --------------  ------  --------------   ------   --------------

Outstanding at January 1                 2,893       $ 37.45     2,824       $ 35.51      1,064      $ 25.40
Granted- TRIP.com acquisition            1,073         10.29         -             -          -            -
Granted- all other                       1,662         24.43       451         48.02      1,889        40.75
Exercised                                 (195)         2.59      (107)        30.34        (33)       24.57
Forfeited                                 (969)        27.17      (275)        37.52        (96)       30.56
Expired                                      -             -         -             -          -            -
                                         -----                   -----                    -----
Outstanding at December 31               4,464       $ 29.82     2,893       $ 37.45      2,824      $ 35.51
                                         =====                   =====                    =====

Exercisable at December 31               1,513         34.85       884         34.44        188        24.76

Weighted average fair value of
 options granted during the year:
        Upon TRIP.com acquisition                    $ 10.14                 $   -                   $   -
        All other grants                               10.31                   19.52                   14.53


     The following table summarizes information about stock options outstanding at December 31, 2000 (number of shares in thousands):

                          Options Outstanding                       Options Exercisable
                ---------------------------------------------   --------------------------
                                 Weighted
   Range of                      Average          Weighted                     Weighted
   Exercise      Number         Remaining         Average         Number       Average
    Prices      of Shares    Contractual Life  Exercise Price   of Shares   Exercise Price
    ------      ---------    ----------------  --------------   ---------   --------------

$0.16 to $12          246         8.2              $  3.69             53        $  6.00
$17 to $25          2,335         8.8                23.90            405          24.50
$28 to $38            245         6.7                28.81            121          29.35
$40 to $46          1,291         7.5                40.78            817          40.78
$48 to $55            347         8.5                48.10            117          48.14
                    -----                                           -----
                    4,464         8.3              $ 29.82          1,513        $ 34.85
                    =====                                           =====


     The Company applies APB Opinion No. 25 in accounting for its stock-based compensation plans and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. The following table presents pro forma information had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation":

                                                 2000       1999      1998
                                               ---------  --------- ---------
Valuation assumptions:
     Expected option term (years)                   5.0        5.0       5.0
     Expected volatility                          40.0%      40.0%     35.0%
     Expected dividend yield                       1.0%       1.0%      1.0%
     Risk-free interest rate                       7.0%       6.0%      5.0%

Pro forma effects (1):
     Net income as reported                    $ 148,889  $ 218,208 $ 195,614
     Pro forma effect                            (9,003)    (7,328)   (4,118)
                                               ---------  --------- ---------
     Net income as adjusted                    $ 139,886  $ 210,880 $ 191,496
                                               =========  ========= =========

     Basic earnings per share as adjusted      $   1.55   $  2.15   $   1.83
                                               =========  ========= =========

     Diluted earnings per share as adjusted    $   1.55   $  2.13   $   1.82
                                               =========  ========= =========

(1)  Estimated using Black-Scholes option pricing model.


     The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

11.   SUPPLEMENTAL INFORMATION

     Supplemental cash flow information and noncash investing and financing activities are as follows:

                                                      2000         1999       1998
                                                   -----------  ---------- ----------
Supplemental cash flow information
     Cash paid during the period for:
       Interest                                      $ 53,612    $ 11,471   $ 11,994
       Income taxes                                   114,862     148,300    123,508

Supplemental noncash investing and financing
activities
     Capital lease obligations and accounts
       payable from acquisition of equipment         $ 30,298    $  8,394   $    901


12.   BUSINESS AND CREDIT CONCENTRATIONS

     The Company derives substantially all of its revenues from the travel industry. Accordingly, events affecting the travel industry, particularly airline travel and participating airlines, can significantly affect the Company's business, financial condition and results of operations.

     United Airlines is the largest single travel supplier utilizing the Company's systems, generating revenues that accounted for approximately 12% of total revenues in 2000. No other travel supplier accounted for 10% or more of the Company's revenues in 2000.

     Travel agencies are the primary channel of distribution for the services offered by travel vendors. Bookings generated by the Company's five largest travel agency customers constituted 22% of the bookings made through the Company's systems in 2000. If the Company were to lose and not replace the bookings generated by any significant travel agencies, its business, financial condition and results of operations could be materially adversely affected.

13.  GEOGRAPHIC AND BUSINESS SEGMENT INFORMATION

     The Company's business is divided into operating segments, defined as components of an enterprise about which discrete financial information is available and regularly evaluated by the chief operating decision maker in deciding how to allocate resources to an individual segment and in assessing performance of the segment. The Company's chief operating decision maker is the Chairman, President and Chief Executive Officer. The Company has identified three operating segments based on similarities in products, services and customers: electronic global distribution services, information services and enterprise networking services. However, based on the quantitative thresholds in Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," electronic global distribution services is the Company's only reportable segment as of December 31, 2000, 1999 and 1998.

     Data relating to the Company's operations by geographic area is set forth below:

                       United States  United Kingdom     Other
                         Market          Market         Markets        Total
                       -----------    -------------   ------------   ----------

2000
----
Revenues                $ 605,838        $ 161,307     $ 794,319   $ 1,561,464
Identifiable assets       181,842            9,841        18,994       210,677

1999
----
Revenues                $ 603,776        $ 126,169     $ 722,156   $ 1,452,101
Identifiable assets       165,990            1,163        23,724       190,877

1998
----
Revenues                $ 588,312        $ 114,182     $ 640,211   $ 1,342,705
Identifiable assets       162,912            7,258        24,799       194,969



     Revenues consist of electronic global distribution revenues only. The location of the travel agent making the booking determines the geographic region credited with the related revenues. The United Kingdom is the only country outside the United States that contributed more than 10% of revenues or had more than 10% of the identifiable assets in any of the years presented. Providing geographic area data for information services revenues and enterprise networking services would be impracticable.

14.   QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following tables set forth an unaudited summary of quarterly financial data (in thousands, except share data) for the years ended December 31, 2000 and 1999. This quarterly information has been prepared on the same basis as the annual consolidated financial statements and, in management's opinion, reflects all adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for a full fiscal year.

                                                     2000
                                                     ----
                                  First       Second       Third       Fourth
                                 Quarter      Quarter     Quarter     Quarter
                                 -------      -------     -------     -------
Total revenues                  $ 440,738   $ 425,344    $ 405,935   $ 371,281
Operating expenses                341,463     330,789      323,622     319,786
Operating income                   99,275      94,555       82,313      51,495
Net income                         47,400      43,160       37,899      20,430
Basic earnings per share             0.52        0.47         0.42        0.23
Diluted earnings per share           0.52        0.47         0.42        0.23

                                                     1999
                                                     ----
                                  First       Second       Third       Fourth
                                 Quarter      Quarter     Quarter     Quarter
                                 -------      -------     -------     -------
Total revenues                  $ 403,991   $ 398,822    $ 384,692   $ 338,597
Operating expenses                283,175     294,807      288,120     347,098
Operating income (loss)           120,816     104,015       96,572      (8,501)
Net income                         78,006      62,249       54,248      23,705
Basic earnings per share             0.75        0.60         0.58        0.26
Diluted earnings per share           0.74        0.59         0.58        0.26


     The Company typically experiences a seasonal pattern in its operating results, with the fourth quarter typically having the lowest total revenues and operating income due to early bookings by customers for holiday travel and due to a decrease in business travel during the holiday season.

     In the first quarter of 2000, the Company recognized a $19,725 ($11,046 after tax) special charge related to the extinguishment of a portion of its liability arising from a services agreement with US Airways, and a $7,000 (non-tax deductible) special charge to write off in-process research and development costs related to the TRIP.com acquisition. In the third quarter of 2000, the Company recognized a $1,736 special charge ($972 after tax) related to the integration of Galileo UK. (See Note 9 and Note 4, respectively, for further discussion.) The fourth quarter of 2000 includes the retroactive impact ($4,512) of a 1.9 percentage point decrease in the Company's 2000 effective tax rate recorded during the quarter.

     In the fourth quarter of 1999, the Company recognized an $83,226 ($50,269 after tax) special charge to extinguish the price-increase component of its liability arising from its services agreement with United Airlines, and an $11,359 ($6,861 after tax) recovery of expenses previously reserved for the realignment of its United Kingdom operations. (See Note 9 and Note 4, respectively, for further discussion.)

     Earnings per share amounts for each quarter are required to be computed independently and, as a result, their sum does not equal the total year earnings per share amounts for 2000 and 1999.

15.   SUBSEQUENT EVENTS

     On February 22, 2001, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") for each share of Common Stock of the Company outstanding at the close of business on March 8, 2001 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of February 22, 2001 (the "Rights Agreement"). The Rights Agreement also provides, subject to specified exceptions and limitations, that shares of Common Stock issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement.
















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